UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2023

SAFE & GREEN HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

990 Biscayne Blvd

#501, Office 12

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

5011 Gate Parkway

Building 100, Suite 100

Jacksonville, FL 32256

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: (646) 240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 7, 2023, Safe & Green Holdings Corp. (the "Company") closed a private placement offering (the “Offering”) of One Million One Hundred Thousand Dollars ($1,100,000.00) in principal amount of the Company’s 8% convertible debenture (the “Debenture”) and a warrant (the “Warrant”) to purchase up to Five Hundred Thousand (500,000) shares of the Company’s common stock, to Peak One Opportunity Fund, L.P. (“Peak One”). Pursuant to a Securities Purchase Agreement, dated February 7, 2023 (the “Purchase Agreement”), the Debenture was sold to Peak One for a purchase price of $1,000,000, representing an original issue discount of ten percent (10%).

In connection with the offering the Company paid $15,000 as a non-accountable fee to Peak One to cover its accounting fees, legal fees and other transactional costs incurred in connection with the transactions contemplated by the Purchase Agreement and issued 50,000 shares of its restricted common stock (the “Commitment Shares”) to Peak One Investments, LLC (“Investments”), the general partner of Peak One.

The Debenture matures twelve months from its date of issuance and bear interest at a rate of 8% per annum payable on the maturity date. The Debenture is convertible, at the option of the holder, at any time, into such number of shares of common stock of the Company equal to the principal amount of the Debenture plus all accrued and unpaid interest at a conversion price equal to $1.50 (the “Conversion Price”), subject to adjustment for any stock splits, stock dividends, recapitalizations and similar events and in the event the Company, at any time while the Debenture is outstanding, issues, sells or grants any option to purchase, or sells or grants any right to reprice, or otherwise disposes of, or issues common stock or other securities convertible into, exercisable for, or otherwise entitle any person the right to acquire, shares of common stock, other than with respect to an Exempt Issuance (as defined in the Debenture), at an effective price per share that is lower than the then Conversion Price. In the event of any such anti-dilutive event, the Conversion Price will be reduced at the option of the holder to such lower effective price of the dilutive event, subject to a floor price of $0.40 per share, unless and until the Company obtains shareholder approval for any issuance below such floor price.

The Debenture is redeemable by the Company at a redemption price equal to 110% of the sum of the principal amount to be redeemed plus accrued interest, if any. So long as the Debenture is outstanding, upon any issuance by the Company of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the holder of the Debenture, then the Company shall notify the holder of such additional or more favorable term and such term, at holder’s option, will become a part of the transaction documents with the holder. In no event will the holder be entitled to convert any portion of the Debenture in excess of that portion which would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the outstanding shares of common stock, unless the holder delivers to the Company written notice at least sixty-one (61) days prior to the effective date of such notice that the provision be adjusted to 9.99%.

While the Debenture is outstanding, if the Company receives cash proceeds of more than $1,000,000.00 (“Minimum Threshold”) in the aggregate from any source or series of related or unrelated sources, the Company shall, within two (2) business days of Company’s receipt of such proceeds, inform the holder of such receipt, following which the holder shall have the right in its sole discretion to require the Company to immediately apply up to 50% of all proceeds received by the Company (from any source except with respect to proceeds from the issuance of equity or debt to officers and directors of the Company) after the Minimum Threshold is reached to repay the outstanding amounts owed under the Debenture.

Upon the occurrence of certain events of default specified in the Debenture, such as a failure to honor a conversion request, failure to maintain the Company’s listing, the Company’s failure to comply with its obligations under Securities Exchange Act of 1934, as amended, a breach of the Company’s representations or covenants, or the failure obtain shareholder approval within 60 days after the Exchange Cap (as defined) is reached, as amended, 110% of all amounts owed to holder under the Debenture, together with default interest at 18% per annum if any, shall then become due and payable.

The Warrant expires five years from its date of issuance. The Warrant is exercisable, at the option of the holder, at any time, for up to 500,000 of shares of common stock of the Company at an exercise price equal to $2.25 (the “Exercise Price”), subject to adjustment for any stock splits, stock dividends, recapitalizations and similar events and in the event the Company, at any time while the Warrant is outstanding, issues, sells or grants any option to purchase, or sells or grants any right to reprice, or otherwise disposes of, or issues common stock or other securities convertible into, exercisable for, or otherwise entitle any person the right to acquire, shares of common stock, other than with respect to an Exempt Issuance, at an effective price per share that is lower than the then Exercise Price. In the event of any such anti-dilutive event, the Exercise Price will be reduced at the option of the holder to such lower effective price of the dilutive event, subject to a floor price of $0.40 per share, unless and until the Company obtains shareholder approval for any issuance below such floor price.

The number of shares of the Company’s common stock that may be issued upon conversion of the Debenture and exercise of the Warrants, and inclusive of the Commitment Shares and any shares issuable under and in respect of the equity purchase agreement, dated February 7, 2023 between the Company and Peak One described below, is subject to an exchange cap (the “Exchange Cap”) of 19.99% of the outstanding number of shares of the Corporation’s common stock on the closing date, 2,760,675 shares, unless shareholder approval to exceed the Exchange Cap is approved.

The Company entered into a Registration Rights Agreement, dated February 7, 2023 (the “RRA”), with Peak One where it agreed to file a registration statement within 60 days to register the shares of Common Stock issuable under the Debenture and the Warrant with the Securities and Exchange Commission.

In connection with the Offering, the Company paid a placement fee of $70,000 to Maxim Group LLC.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, Peak One represented to the Company, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On February 7, 2023, the Company also entered into an Equity Purchase Agreement (the “EP Agreement”) and related Registration Rights Agreement (the “Rights Agreement”) with Peak One, pursuant to which the Company shall have the right, but not the obligation, to direct Peak One to purchase up to $10,000,000.00 (the “Maximum Commitment Amount”) in shares of the Company’s common stock in multiple tranches upon satisfaction of certain terms and conditions contained in the EP Agreement and Rights Agreement which includes but is not limited to filing a registration statement with the SEC and registering the resale of any shares sold to Peak One. Further, under the EP Agreement and subject to the Maximum Commitment Amount, the Company has the right, but not the obligation, to submit a Put Notice (as defined in the EP Agreement) from time to time to Peak One (i) in a minimum amount not less than $25,000.00 and (ii) in a maximum amount up to the lesser of ( (a) $750,000.00 or (b) 200% of the Average Daily Trading Value (as defined in the EP Agreement).

In connection with the EP Agreement, the Company agreed, among other things, to issue to Investments 75,000 shares of its common stock, and file a registration statement registering the common stock issued or issuable to Peak One and Investments under the Agreement for resale with the Securities and Exchange Commission within 60 calendar days of the Agreement, as more specifically set forth in the Rights Agreement.

The obligation of Peak One to purchase the Company’s common stock under the EP Agreement begins on the date of the EP Agreement, and ending on the earlier of (i) the date on which Investor shall have purchased common stock pursuant to the EP Agreement equal to the Maximum Commitment Amount, (ii) thirty six (36) months after the date of the EP Agreement, (iii) written notice of termination by the Company or (iv) the Company’s bankruptcy or similar event (the “Commitment Period”).

During the Commitment Period, the purchase price to be paid by Peak One for the common stock under the EP Agreement will be 97% of the Market Price, which is defined as the lesser of the (i) closing bid price of the Common Stock on its principal market on the trading day immediately preceding the respective Put Date (as defined in the Agreement), or (ii) lowest closing bid price of the Common Stock during the Valuation Period (as defined in the Agreement), in each case as reported by Bloomberg Finance L.P or other reputable source designated by Peak One.

The EP Agreement and the Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, Peak One represented to the Company, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

The foregoing descriptions of the Purchase Agreement, Debenture, Warrant, Registration Rights Agreement, EP Agreement and Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 10.1, 4.1, 4.2, 10.2, 10.3 and 10.4, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The shares of the Company’s common stock issued, and the shares to be issued, under the Purchase Agreement, the Note, the Warrant and the EP Agreement were, and will be, sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The investor is an accredited investor who has purchased the securities as an investment in a private placement that did not involve a general solicitation. The shares of common stock not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description
4.1	Debenture, dated February 7, 2023, in the principal amount of $1,100,000
4.2	Warrant, dated February 7, 2023
10.1	Securities Purchase Agreement, dated February 7, 2023
10.2	Registration Rights Agreement, dated February 7, 2023
10.3	Equity Purchase Agreement, dated February 7, 2023
10.4	Registration Rights Agreement, dated February 7, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within in the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFE & GREEN HOLDINGS CORP.

Dated: February 7, 2023	By:	/s/ Paul Galvin
Name: Paul Galvin
Title: Chairman and Chief Executive Officer